         Submitted to IEEE Transactions on Power Systems and no further distribution is allowed without permission.


          Congestion Management with Ex Ante Pricing for Decentralized
                              Electricity Markets


Shangyou Hao
Perot Systems Corporation
Los Angeles, CA, USA

Dariush Shirmohammadi
PA Consulting Group
Los Angeles, CA, USA

     ABSTRACT: In this paper, we present a method and a model for managing transmission congestion based on ex ante congestion prices. Our method is influenced by the yield management approach widely used for airline reservation system and our model is built based on the relations between transmission congestion prices and electricity commodity prices that exist for an optimal solution. We formulate the congestion pricing problem as a master problem and the electricity commodity (energy and reverse) pricing as sub-problems. Examples are presented to illustrate how a system operator can use this approach to compute ex ante congestion prices and how market operators can determine clearing prices and schedules of forward electric energy and reverse markets.

     KEYWORDS: Electricity Commodity, Electricity Pricing, Firm Transmission Rights, Independent System Operators (ISO), Marginal Costing and Pricing, Regional Transmission Organization (RTO), Transmission Congestion Management, Transmission Pricing.

                                I. Introduction

     Development of market mechanisms to manage transmission congestion has been a major focus in the formation of Independent System Operators (ISO) and Regional Transmission Organization (RTO) in the United States and other parts of the world. Today there are two fundamental schools of thoughts for transmission congestion management and pricing. One is based on Flow Gates (Transmission Path Reservation)[1] and the other based on central optimum dispatch [2]-[4]. In the Flow Gate approach, firm transmission rights for transmission paths are acquired or traded well in advance of electricity delivery date and these rights are priced independently from the markets of electricity commodities (energy and reserve). Flow Gate approach is consistent with the traditional transmission reservation practices and is highly desirable, especially for "Bilateral electricity markets", due to the certainty of transmission reservation and prices. However it may not lead to "optimum use" of transmission system capacity and is incompatible with the operation of a "Pool electricity market". In a central optimum dispatch solution, mainly used in pool electricity markets, transmission congestion management is performed as part of the optimum dispatch of system resources and congestion pricing is the by-product of the optimum dispatch. In this approach, while transmission system is "optimally used," lack of certainty in transmission capacity and prices are considered detrimental to the development and operation of the overall electricity markets. Use of "Financial Transmission Rights" or "Transmission Congestion Contracts" between points of injection and points of withdraw has been proposed as a means to deal with the price certainty issues. The use of Financial Transmission Rights to hedge congestion prices and possibly to gain scheduling priority can be problematic primarily due to illiquid and non-transparent nature of the secondary markets and also due to the complexity of managing and integrating the short-term scheduling function with long-term positions of these financial instruments.

     In this paper we use a concept, commonly adopted by airline industry for yield management, to present a simple method and model for managing transmission congestion. Our goal is to develop the theoretical foundation and practical process that exhibit attributes in a well-designed congestion management process such as providing price transparency for attracting greater market participation and encouraging efficient generation dispatch. In particular, we set forth a two-stage market process where in the first stage, system operator solves for ex ante transmission congestion prices using the master model and in the second stage, market operators conduct trades and determine schedules and clearing prices for electric energy and reserve capacity markets. This model could readily be used for bilateral markets where the second stage of our solution would be replaced by bilateral contracts rather than a central market process. The use of this model and process should lead to improved price transparency and the reduced transaction costs for market participants. This solution is very applicable to transmission system operators where transmission congestion management and electricity commodity trading and scheduling are expected to be managed separately. This solution makes it possible to eliminate the complicated FTR auction and its secondary markets for additional transactional efficiency. In addition, both congestion prices and generation dispatch in our solution are based on well-documented optimization methods [5].

     The article has six sections. After this introduction, we discuss the integrated model for both transmission congestion and electricity commodity markets (encompassing both energy and reserve) in Section II. We then present the two-stage formulation for computing ex ante

         Submitted to IEEE Transactions on Power Systems and no further distribution is allowed without permission.


congestion prices and commodity prices in Section III. Section IV presents two sets of numerical examples for the proposed formulation. Finally we discuss some implementation issues in the framework of yield management that has been widely used in airline and service industries in Section V. Section VI contains a summary of the paper.

II.  A MODEL FOR INTEGRATED CONGESTION MANAGEMENT AND COMMODITY MARKETS

     A formulation to centrally and simultaneously determine schedules and clearing prices for integrated electric energy, transmission and reserve markets was presented by Hao and Shirmohammadi in [5]. The formulation uses the optimality conditions of a DC OPF solution as the constraints in determining clearing prices and schedules and yields locational market clearing prices when transmission congestion is present. This model serves as the foundation of the decentralization markets for transmission and electricity commodity markets in the next Section. This model is a minimization problem for clearing price based markets.

                               [Formula Omitted]

     The objective in (1) represents the total payment by consumers and it can be further decomposed into congestion payment and electricity commodity payment to service providers. The DC power grid model and network balance for energy and reserve capacity schedules are represented by (2) and (3). Equation (4) ensures that all price and schedule variables are positive. Transmission branch flow limits are enforced by (5) and (6). These limits are applicable to both energy schedules and combined energy and reserve schedules. Behaviors of profit maximizing market participants and demand side users are modeled by (7) to (10). These constraints ensure that energy and reserve clearing prices are no less than the suppliers' bids and no more than the bids of elastical demand users. Equations (11) and (12) are network price constraints, which link the clearing prices at different buses to congested path prices. For a two-location case in the network model, these relations ensure that the commodity price difference between the two locations is exactly the same as the congested path price.

     The model described by (1) through (12) incorporates additional enhancements over the original formulation in [5]. First demand side bidding feature is added and represented by a monotonically decreasing bid function. Consequently, locational clearing prices should never be more than the demand bidding prices. Second, a single price for a congestion path is used for both energy and reserve markets. The path prices regulate transmission usage or demand from energy and reserve. Lastly, the model has symmetric treatment with the energy and reserve markets. Namely, the relation of congested path prices with the locational energy prices in (11) is the same as that with the locational reserve prices in (12).

III. DECOMPOSITION OF CONGESTION PRICES AND ELECTRICITY COMMODITY MARKETS

     The formulation in the last section can be decomposed into a "master problem" and one or more "sub-problems." The key observation of enabling the decomposition is that the process of determining commodity schedules and prices is only weakly coupled to that of setting transmission prices. Furthermore, multiple markets would be operated entirely independent of each other if transmission congestion prices that link together the transmission and commodity problems are available. Consequently, we let the master problem determine congestion path price and be responsible for regulating the use of the limited transmission capacity. Once the solution from the master problem is available, the sub-problem solves for the prices and schedules of various electricity commodities based on the supply and demand relation, and network properties and transmission price signals.

     It is envisioned that the master problem is solved by the system operator while one or more sub-problems can be solved by market operators. The relation and interactions of

     Submitted to IEEE Transactions on Power Systems and no further distribution is allowed without permission.


                               [Graphic Omitted]


Figure 1: Relation of Transmission and Commodity Pricing

the master and sub-problems are illustrated by Figure 1 where transmission prices are passed from master problem to sub-problems while the use of the transmission as desired by each electricity commodity market is sent back to the master problem. In this configuration, each sub-problem can be associated with each market operator and can be further decomposed for each commodity (such as energy and reserve) if desired by market operators.

     The master problem solves for transmission path prices to maximize transmission utilization subject to the transmission constraints:

                               [Formula Omitted]

     Note that Fx and Fy will be functions of the congestion price (they are the transmission demands). It is also possible to formulate the master problem as a minimum congestion cost problem and we expect that similar results will be achieved. Given the congestion prices, the sub-problem solves for the schedules and pricing of one or more commodities. In the following, we assume there are two commodities in the electricity market: energy and reserve capacities and formulate the sub-problem of commodity schedule and pricing as:

                               [Formula Omitted]

                               [Formula Omitted]

     Note that transmission congestion price vectors are used as input vector to the commodity scheduling subproblem as appears in (24) and (25). These two constraints are necessary to order to account for the presence of limited transmission capacity. Note that this second stage problem does not account for transmission flow limits. Hence, it is possible, particularly if transmission is priced too low as part of the stage 1 process, that resulting scheduled flows on some transmission paths may exceed their flow limits (transmission overbooking). If the flow limits are violated due to a set of schedules from a single market, it is possible for the market operator to use the integrated formulation in
Section II to mitigate the violations. Under the circumstances in which flow limits are violated from multiple sets of schedules or from multiple markets, the operator should use yield management concepts (see Section V) in order to relieve transmission congestion.

     The solution to the sub-problems is well-defined in (16) to (25) since their solutions are easily determined once the transmission prices and input data are given. However, the solution of the master problem is dependent upon the data available from the sub-problem. Although this problem can be solved using forecasted data from the subproblem(s), it has a simple and heuristic solution that is intended to price individual transmission paths iteratively based on historical prices for such paths and their demand curve. Thus, the optimization problem will be solved iteratively using gradient approach and have a very simple form. Using a gradient (demand sensitivity) method, the congested price can be solved iteratively by (26):

                               [Formula Omitted]

where [delta]F is the difference of maximum transmission capacity and the actual usages; [Formula Omitted] is the sensitivity of transmission usage with respect to the path price changes (price elasticity of demand). In practice, this price elasticity of demand will need to be determined based on the historical market data.

     Eq. (26) has its practical significance only when the iterative or repeated transmission markets are considered. Consider the case when a transmission path, priced at 10 $/MW, is under-utilized by 100 MW and sensitivity of transmission demand to the price is 40 MW/$. In order to fully utilize the transmission, a new price of 7.5 $/MW should be used for the next iteration or next repeated market, provided that all market parameters remain constant.

         Submitted to IEEE Transactions on Power Systems and no further distribution is allowed without permission.

                            IV. APPLICATION EXAMPLES

         This section presents two sets of numerical results of applying the formulation for computing clearing prices and schedules for electricity markets.

A. Example Data

         The looped network used by the example is shown in Fig. 2. The network has 3 buses and 5 generators. The bid parameter, energy and capacity demands used in the example are listed in Table 1. For simplicity, all three branches have equal impedances. The bid price curve is represented as c(0) + c(1)*q where q is the output quantity. c(1) is positive for supply bids and negative for demand bids. The generator reserve bid is assumed to be derived from the same bid curve and is the difference of bid at desired reserve capacity and their energy output.

                               [Graphic Omitted]

B. Integrated Market Example

         The results for this example are obtained using integrated formulation of Section II as shown in Table 2. Two cases are presented: transmission constraints are actively enforced in Case A and not in Case B. The optimal congestion price is $3.71/MW for the constrained scenario (Case A) and 0 for the unconstrained scenario (Case B). Branch 3 flow in Case A is 26 at the constraint limit. This contrasts with the Case B where the unconstrained Branch 3 flow is 32.26, exceeding the limit. Because of congestion, higher clearing prices at Buses 2 and 3 are computed for Case A. When energy is delivered from Bus 1 to Bus 3, two thirds flow through Branch 3 and one third goes through the parallel path on Branches 1 and 2. At the optimal solution, we note that P(x)(3) = P(x)(1) + 2/3 * (B)(x). Hence the clearing price at Bus 3 is a combination of the clearing price at Bus 1 and the transportation cost from Bus 1 to Bus 3.

         The results also show the effect of demand side bidding. The demand at bus 1 is curtailed in Case A as the congestion tends to drive price lower at some locations. In this case, the demand at bus 1 will be curtailed according to the price and quantity relation P(x)(1) = 40-0. 5*D(x)(1). In addition, the example also shows how the transmission usage is allocated among different electricity commodities. Given a limited 26 unit transmission capacity of Branch 3 to is available in Case A, the solution allocates 24.6 to energy use and 1.4 to reserve use.

                               [Graphic Omitted]

         Submitted to IEEE Transactions on Power Systems and no further distribution is allowed without permission.

C.  Decentralized Market Example

     In Example 2, we show the relation between congestion prices and transmission usage due to the commodity schedules. We solve for a set of subproblems defined in the Section III for a given set of congestion prices. Using Case A as base case, we input a set of predefined congestion prices and compute the optimal solutions of the subproblems.

     For 12 predefined congestion prices ranging from 0 to 5, we solve the corresponding sub-problems and obtain the transmission usage from energy and reserve markets as plotted in Fig. 3. This figure shows that the relation of transmission demand over congestion prices. Moreover, this relation is in accordance to the typical demand curves in any other markets. Another observation is that the two sets of solutions in Example 1 are special conditions of Example 2 with congestion price at 3.719 and 0, respectively.

     For detailed examination, we select two sets of results from the 12 cases with (B(x)(3))=2.0 and (B(x)(3))=2.4, and list them as Cases C and D in Table 3. Since these congestion prices are not optimally priced, desired usage for Branch 3 is more than the available capacity. The sensitivity of the path usage data with respect to the change of path prices are computed as the normalized differences of the two cases. They are useful for the practical implementation and iterative price setting. For example, the sensitivity for energy price at Bus 1 (P(x)(1)) to the congestion price has a value of -0.2322, which indicates that a per unit change of congestion price will lower the expected price at bus 1 by 0.2322. More importantly, the sensitivity data are used to adjust the current congestion price to move to the optimal solution. Using the congestion price 2.0 $/MW of Case C as reference, we calculate the over-schedule flow as 2.8913=28.8913-26. Then the new adjustment to congestion price according to (26) will be:

[FORMULA OMITTED]

Beta 1 + 1 happens to be the optimal solution as in Case A of Example 1. It is observed that since the bid curve is linear and no new constraints are added and removed, only one iteration is needed to reach optimal solution. In more general case, many iterations may be required.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

V.  EX ANTE CONGESTION PRICING IMPLEMENTATION USING YIELD MANAGEMENT PRINCIPLES

A.  Characteristics of Yield Management

     The deregulation of airline industry has resulted in the widespread use of innovative pricing methodologies. Yield management is a business practice has been used by airlines (and other service industries) that to maximize revenue or utilization of scarce resources such as airline seats by selling their products to the right customer at the right price and at the right time. The applications of yield management have been attributed the improved efficiency and revenues.

     In our proposed solution, we have relied on the most fundamental principal of yield management which may be effectively applied to the ex ante pricing of transmission capacity (similar to seating capacity). There are of course numerous other characteristics of yield management that could and should be considered in further refining this solution. In the following we will briefly discuss some major aspects of yield management principles to efficient transmission congestion management.

     The six attributes in Table 4 are often associated with the applicability of yield management methodology [6]. These six attributes also readily apply to our proposed master-slave model for congestion management. Hence, we will make comparative use of these principles of yield management and

Submitted to IEEE Transactions on Power Systems and no further distribution is allowed without permission.

                               [Graphic Omitted]

focus on their applications to our congestion management models. First, short-term transmission capacity, similar to the airline seating capacity, is limited and it is infeasible to increase the available capacity in short-term. Second, transmission service can be regarded as perishable in a sense that unscheduled transmission service behaves the same as the empty seats that are gone once the airplane takes off. The third attribute is that both airline ticket and transmission service can be priced to appeal and target different customer segments. For example, reservation lead-time and firmness could be effective ways to segment the markets for different transmission users. Fourth, transmission service can and should be sold in advance to facilitate the markets. Fifth, the variable costs of transmission services are low compared to their fixed costs so that an incremental sale at discount enables full utilization of limited capacity at no monetary losses and increase the per unit yield. Lastly, demand for the transmission product varies and yield management can help to smooth the demand curve by stimulating demand during low demand times.

  As a parallel to airline reservation, ex ante congestion pricing provides effective and simple means to mitigate price risks to market participants. This change, however, will not transfer price risks to transmission owners. This is because that in most electricity markets, transmission assets remain to be regulated and congestion charge balancing account is generally in place as the mechanism to recover transmission revenues for transmission owners.

B. Implementation Considerations

  Many new electricity markets are covering larger and larger service territories and will consist of multiple control areas and facilitated by multiple market operators. The implementation of a solution which combines such characteristics, efficient use of scarce transmission resources and ex ante pricing for transmission services, will enable these markets to function efficiently.

  The implementation of ex ante congestion pricing require some changes in business practices and institutional organizations of some of the existing markets. However, the benefits of more efficient utilization of transmission capacity and sound market development based on ex ante congestion pricing should make such changes worthwhile. Furthermore advances in modeling techniques and business practices that can be borrowed from other industries have the potentials to bring about the ex ante pricing methodology to practice successfully.

  To implement a congestion management approach with ex ante pricing, we need not only apply the principles of the yield management, but also deploy the detailed model that relates the transmission congestion pricing to the electricity commodities pricing. Our model can be used to study various aspects of congestion pricing and commodity markets that are often needed before implementation and thus to advance the understanding of pricing and market dynamics. With this model, we can take into account many practical issues related to congestion pricing and their counterparts in the airline reservation pricing. A comparison of implementation issues for airline reservation and our proposed method using ex ante congestion pricing is given in Table 5. Examining Table 5, we find similarities in the areas of price certainty, objective, reservation, over-booking, inefficiency, rate class and pricing model. Some of the yield management practices are readily applicable to the congestion management process. In the following, however, we will only discuss three most important issues: pricing setting, product differentiation and over-booking.

1) Congestion Price Setting: In theory, iterative process between congestion price setting and commodity markets will lead to optimal solution. However, this iteration will be difficult to implement in practice. Thus we believe that ex ante congestion prices should be set non-iteratively and the mechanism of pricing setting should be based on the master model presented in Section III, in particular, on (26) and as well as on the historical and forecasted data. The objective of price adjustment is then to make efficient use of limited transmission for the repeated and future markets. Due to the nature of ex ante prices, the desired transmission usage may be less or more than the available capacity. Hence, utilization factor can be used by the price setting entity as a performance measure. Over time, the congestion prices can be improved. In order to achieve this, accurate forecasting of transmission usage is needed because of its direct impact on congestion prices.

                               [Graphic Omitted]

Submitted to IEEE Transactions on Power Systems and no further distribution is allowed without permission.

2) Product Differentiation: Fares in airline yield management model are divided into different rate classes that are characterized by different lead-times of reservation and cancellation constraints. Similarly, ex ante transmission prices can be differentiated by lead-time and firmness. The lead-time can be days, weeks, or even months. The earlier the reservation is made, the less expensive the price is and the more restrictions are imposed on the usage. The price can further be segmented according to the combination of lead-time and firmness of the services to yield maximum flexibility for customers. This can also be useful for system operators to curtail transactions of less firmness if necessary.

3) Overbooking: The objective in airline overbooking is to ensure that, given the presence of cancellations and no-shows, flights depart as full as possible. Airlines use the concept of seat buy-back to eliminate overbooking just prior to plane departure. Similarly, as we described in Section III, transmission schedules overbooking that may occur in our formulation, may be mitigated due to schedule cancellation, loopflows, and counter flows. Furthermore, during real-time operation, the remaining overbooking would be eliminated by the operator, through the use of real-time balancing mechanism or Constrained Economic Dispatch [7]. The associated cost of redispatch could then be spread among those transactions, whether bilateral or supply demand transactions based on their original or real-time contribution to the overbooking. However, such a mechanism for elimination of schedule overbooking may not be acceptable to market participants who seek more certaintly in their transmission availability and process. Under such circumstances, the system operator could buy back the overbooked transmission capacity ahead of real-time operation and would offer payments, up to the cost of the overbooked transmission path, to lower-grade (non-firm or discounted) transactions. If this measure does not completely relieve the scheduled congestion, the operator would resort to the real-time balancing process.

                                VI. CONCLUSIONS

In this paper, we proposed a decentralized formulation that separates the solution of congestion prices and electricity commodity prices. This enables system operators to compute ex ante transmission congestion prices and enable market participants to conduct trades for different commodity markets subsequently with full knowledge of transmission capacity and process. The main advantage of the proposed methodology is to eliminate the congestion price risk for market participants without the complicated FTR auction and secondary markets. The successful implementation of ex ante pricing based congestion management will likely attract market participation and lead to more sound and efficient electricity markets.

                                VII. REFERENCES

[1] H. Chao, S. Peck, S. Oren and R. Wilson, "Flow-Based Transmission Rights and
    Congestion Management," Electricity Journal, Vol. 13, October 2000, pp.
    38-58.

[2] P.R. Gribik, G.A. Angilidis and R.R.Kavacs, "Transmission Access and Pricing with Multiple Separate Forward Energy Markets," IEEE Trans. on Power Systems, Vol. 14, No. 3, Aug. 1999, pp. 865-876.

[3] H. Glavitish and F. Alvarado, "Management of Multiple Congested Conditions of Unbundled Operation of a Power System," IEEE Trans. on Power Systems, Vol. 13, No. 3, Aug. 1998, pp. 1013-1019.

[4] X. Ma, D. Sun, and K. Cheung, "Energy and Reserve Dispatch in a Multi-zone
    Electricity Market," IEEE Trans. on Power Systems, Vol. 14, No. 3, Aug. 1999, pp. 913-919.

[5] S. Hao and D. Shirmohammadi, "Clearing Prices Computation for Integrated
    Generation, Reserve and Transmission Markets," Power Industry Computer Application Conference, May 2001, Sydney, Australia.

[6] S. Daudel, Yield Management: Applications to Air Transport and Other Service
    Industries, Institute of Air Transport, December 1994.

[7] X. Wang and Y.H. Song, "Advanced Real-time Congestion Management through both Pool Balancing Market and Bilateral Market," IEEE Power Engineering Review, Volume 20, Issue 2, Feb. 2000, pp. 47-49.

                               VIII. BIOGRAPHIES

Shangyou Hao received his B.S. degree from Wuhan Institute of Hydraulic and Electrical Engineering, China, in 1982, and his M.S. and Ph.D. degrees in Electrical Engineering from Ohio State University in 1984 and 1988, respectively. He was with the Pacific Gas and Electric Company from 1988 to 1997, working on development of analytical methodologies for California electricity industry restructuring. He has been with Perot Systems Corporation since 1997, developing information system and business protocols for the California ISO and Power Exchange.

Dariush Shirmohammadi is a Managing Consultant with PA Consulting Group responsible for developing and implementing business and information technology
(IT) solutions in the restructuring electricity markets. Dariush has more than 25 years of experience with the electric utility industry, 10 of which has been dedicated to solving business and technical problems of emerging electricity markets. His career path includes positions with Hydro Quebec, Ontario Hydro, Pacific Gas and Electric Company Shir Power Engineering Consultants, Inc. and Perot Systems Corporation. Dariush has authored numerous technical paper and reports and has lectured in academic, industrial and regulatory forums all around the world. Dariush has a Ph.D. in Electric Power Engineering from the University of Toronto and is Professional Engineer.